EXHIBIT 99.1
FOR IMMEDIATE RELEASE
HOLLY CORPORATION REPORTS RECORD SECOND QUARTER RESULTS
     Dallas, Texas, August 4, 2005 — Holly Corporation (NYSE-HOC) (“Holly”) today reported record quarterly net income of $52.0 million ($1.64 per basic and $1.61 per diluted share) for the three months ended June 30, 2005, compared to net income of $51.0 million ($1.61 per basic and $1.56 per diluted share) for the three months ended June 30, 2004. Net income was $65.1 million ($2.06 per basic and $2.01 per diluted share) for the six months ended June 30, 2005, compared to net income of $65.0 million ($2.07 per basic and $2.01 per diluted share) for the six months ended June 30, 2004.
     Earnings for the second quarter of 2005 as compared to the second quarter of 2004 increased $1.0 million as higher refined product margins combined with higher refined product sales volumes were partially offset by higher operating costs and expenses and by the attribution of approximately half of the income from our refined product pipelines and terminals to the third-party owners of interests in Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”). HEP has since July 2004 owned and operated product pipelines and terminals previously 100% owned by the Company. Company-wide refinery margins were $13.79 per produced barrel for the second quarter of 2005 compared to reported margins of $13.56 per produced barrel for the second quarter of 2004; however, refinery margins for the second quarter of 2005 were reduced by pipeline and terminalling fees to HEP for transportation services that were not charged against margins in the second quarter of 2004. Excluding pipeline and terminalling fees to HEP for the 2005 second quarter, company-wide refinery margins were $14.74 per produced barrel for the second quarter of 2005.
     Earnings for the six months ended June 30, 2005 were essentially flat as compared to the first six months of the prior year. Increases in sales volumes in an overall slightly higher margin environment offset higher operating costs and expenses and the effect of the third-party owners’ interests in HEP. Company-wide refinery margins were $10.70 per produced barrel for the six months ended June 30, 2005 compared to reported margins of $11.08 per produced barrel for the first six months of 2004. Excluding pipeline and terminalling fees to HEP for the six months ended June 30, 2005, company-wide refinery margins were $11.64 per produced barrel for the first six months of 2005.
     Sales and other revenues increased 36% for the second quarter of 2005 and 38% for the first six months of 2005 as compared to the second quarter and first six months of 2004, respectively, due principally to increased refined product prices. Overall refined product sales volumes increased 5% in the second quarter as compared to the prior year’s second quarter and increased 8% for the first six months of 2005 as compared to the first six months of 2004. Cost of products sold was higher in the second quarter and first six months of 2005 due to the higher costs of purchased crude oil and higher volumes. Additionally impacting sales and costs of sales were increases in the current year due to the inclusion of the NK Asphalt Partners joint venture (now doing business as Holly Asphalt Company) in the 2005 consolidated financial statements, following our February 2005 purchase of the other partner’s interest, and the inclusion of revenues from HEP’s assets recently acquired from Alon. Operating expenses increased due to increased utility costs and the inclusion of the NK Asphalt Partners joint venture in the 2005 consolidated financial statements, combined with added expenses from the addition of personnel in 2004 and new operating costs on the assets HEP acquired from Alon. Selling, general and administrative expenses increased due primarily to additional employee compensation expense in 2005 from the addition of personnel in 2004 and increased equity-based incentive compensation, offset by reduced legal fees for 2005 as compared to 2004. Additionally, after the transfer of the Company’s product pipeline and terminal assets to HEP in July 2004, earnings were reduced by the share of pipeline and terminalling fees charged to the Company by HEP that is attributable to holders of units other than the Company (which currently owns approximately 45% of HEP). The increase in interest expense was principally due to higher interest costs associated with the senior notes of HEP.
     “We are very pleased with our 2005 second quarter earnings, a record quarter, due largely to the extremely good margins at our Navajo Refinery in New Mexico. While peaking in April

2005, refinery margins continued strong at the Navajo Refinery throughout the quarter. Additionally, the margins at our Utah and Montana refineries were positive contributions to the quarter,” said Matthew Clifton, President of Holly. “We generated $97.2 million of earnings before interest, taxes and depreciation (“EBITDA”) in the quarter, bringing our year-to-date EBITDA to $130.6 million. During the first half of the year, we have taken major steps in the execution of our previously announced value-added refinery initiatives for 2005 to improve profitability, including strides to improve product yields by increasing high-value production and sour crude runs and raising refinery utilization rates at our facilities (although overall production was slightly down at the Navajo Refinery due to a power failure in April 2005 and planned minor maintenance in June). Additionally, we are now under way with our clean fuels projects at the Navajo and Woods Cross refineries which will allow us to produce ultra low sulfur diesel fuel by the June 2006 deadline, along with a phased-in expansion of the Navajo facility. With respect to Holly Energy Partners, we are extremely pleased and look forward to its continued successful operations and performance. HEP unit price growth has been at the top of the pipeline MLP sector since its IPO in 2004. On the refining side, we believe industry fundamentals remain in our favor for the foreseeable future as growth in demand for refined products should continue to exceed refining supply, resulting in strong pricing for gasoline and distillate products. These fundamentals combined with our high sour crude capabilities should keep our earnings at healthy levels. Additionally, we are now well under way with our $100 million stock repurchase program, with over $40 million in purchases to date. As we look ahead, we will continue to strive to operate our assets safely, reliably and in an environmentally responsible manner, while looking for opportunities for strategic acquisition and organic growth opportunities, where we can leverage our strong financial position.”
     The Company has scheduled a conference call for tomorrow, August 5, 2005 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #7748646. Listeners may access the call via the internet at: http://audioevent.mshow.com/245793. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through August 19, 2005.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 26,000 bpsd refinery in Woods Cross, Utah, and an 8,000 bpsd refinery in Great Falls, Montana. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company or Holly Energy Partners, L. P. to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)

Sales and other revenues	$771,296	$568,735	$1,423,021	$1,031,792
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion, and amortization)	604,835	425,654	1,161,028	800,549
Operating expenses (exclusive of depreciation, depletion, and amortization)	50,347	39,935	94,951	78,607
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization)	15,678	11,694	28,776	26,071
Depreciation, depletion and amortization	13,127	9,931	24,946	19,855
Exploration expenses, including dry holes	139	305	241	428

Total operating costs and expenses	684,126	487,519	1,309,942	925,510

Income from operations	87,170	81,216	113,079	106,282
Other income (expense):
Equity in earnings (loss) of joint ventures	—	600	(685)	(55)
Minority interests in income of partnerships	(3,119)	(306)	(6,721)	(995)
Interest income	2,084	2,313	3,252	2,390
Interest expense	(2,661)	(751)	(4,205)	(1,706)

	(3,696)	1,856	(8,359)	(366)

Income before income taxes	83,474	83,072	104,720	105,916
Income tax provision	31,446	32,065	39,626	40,947

Net income	$52,028	$51,007	$65,094	$64,969

Net income per common share — basic	$1.64	$1.61	$2.06	$2.07

Net income per common share — diluted	$1.61	$1.56	$2.01	$2.01

Cash dividends declared per common share	$0.10	$0.065	$0.18	$0.13

Average number of common shares outstanding:
Basic	31,637	31,606	31,576	31,408
Diluted	32,383	32,604	32,307	32,370

Balance Sheet Data

	June 30,	December 31,
	2005	2004
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$245,632	$219,265
Working capital	$220,846	$148,642
Total assets	$1,320,677	$982,713
Total debt, including current maturities and bank borrowings (1)	$191,529	$33,572
Minority interests	$179,484	$157,550
Stockholders’ equity	$383,500	$339,916

(1)	Includes HEP’s 6.25% senior notes of $183.0 million at June 30, 2005 and HEP bank borrowings of $25.0 million at December 31, 2004.
Other Financial Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(In thousands)

Net cash provided by operating activities	$66,041	$86,458	$77,442	$123,789
Net cash used for investing activities	$(18,670)	$(5,347)	$(150,423)	$(16,243)
Net cash provided by (used for) financing activities	$791	$(38,975)	$117,122	$(54,838)
Capital expenditures	$15,197	$5,671	$28,645	$19,119
EBITDA(1)	$97,178	$91,441	$130,619	$125,087

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     Our two major business segments are: Refining and HEP. The Refining segment presented in the June 30, 2004 quarterly report on Form 10-Q is not the same Refining segment as presented below. The Refining segment for the three months and six months ended June 30, 2004 has been reported to include results of operations involving assets included in HEP prior to the contribution on July 13, 2004. The HEP segment did not have any activity for the three months and six months ended June 30, 2004 as HEP was not formed until July 13, 2004.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(In thousands)

Sales and other revenues (1)
Refining	$761,667	$568,245	$1,405,944	$1,030,926
HEP	19,521	—	36,034	—
Corporate and Other	252	607	617	1,097
Consolidations and Eliminations	(10,144)	(117)	(19,574)	(231)

Consolidated	$771,296	$568,735	$1,423,021	$1,031,792

Income (loss) from operations (1)
Refining	$92,294	$90,169	$122,671	$126,922
HEP	8,234	—	16,019	—
Corporate and Other	(13,358)	(8,953)	(25,611)	(20,640)

Consolidated	$87,170	$81,216	$113,079	$106,282

(1)	The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery, Montana Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Montana, Idaho, Washington and northern Mexico. The Refining segment also includes certain crude oil and intermediate product pipelines that we still own and operate in conjunction with our refining operations as part of the supply networks of the refineries (the intermediate product pipelines were acquired by HEP on July 8, 2005 and will become part of the HEP segment). The Refining segment also includes the equity in earnings from our 49% interest in NK Asphalt Partners prior to February 2005. In February 2005, we acquired the other 51% interest in the joint venture from our other partner; subsequent to the purchase, we are including the operations of NK Asphalt Partners in our consolidated financial statements. NK Asphalt Partners, dba Holly Asphalt Company, manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and California. The cost of pipeline transportation and terminal services provided by HEP is also included in the Refining segment. The HEP segment involves all of the operations of HEP, including approximately 1,300 miles (780 miles prior to the Alon asset acquisition) of its pipeline assets principally in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain States. The HEP segment also includes its 70% interest in Rio Grande, which provides petroleum products transportation. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande. Results of operations involving the assets included in the HEP segment prior to July 13, 2004 are included in the Refining segment for reporting purposes. Our operations not included in the two reportable segments are included in Corporate and Other, which includes costs of Holly Corporation, the parent company, consisting primarily of general and administrative expenses and interest charges as well as a small-scale oil and gas exploration and production program. The consolidations and eliminations amount includes the elimination of the revenue associated with our pipeline transportation services between us and HEP.

Refining Operating Data
     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Navajo Refinery
Crude charge (BPD) (1)	71,920	73,570	73,100	70,510
Refinery production (BPD) (2)	77,750	80,000	80,880	78,740
Sales of produced refined products (BPD)	77,600	77,340	80,230	77,720
Sales of refined products (BPD) (3)	85,960	83,850	89,800	84,240

Refinery utilization (4)	95.9%	98.1%	97.5%	94.0%

Average per produced barrel (5)
Net sales	$65.73	$52.72	$61.50	$48.83
Cost of products (6)	50.30	37.77	49.47	36.43

Refinery gross margin (7)	15.43	14.95	12.03	12.40
Refinery operating expenses (8)	3.84	3.17	3.45	3.12

Net operating margin	$11.59	$11.78	$8.58	$9.28

Feedstocks:
Sour crude oil	90%	81%	88%	80%
Sweet crude oil	0%	9%	0%	8%
Other feedstocks and blends	10%	10%	12%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	58%	59%	59%
Diesel fuels	30%	26%	27%	26%
Jet fuels	4%	6%	4%	6%
Asphalt	7%	7%	7%	6%
LPG and other	3%	3%	3%	3%

Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Woods Cross Refinery
Crude charge (BPD) (1)	25,820	24,470	23,780	22,840
Refinery production (BPD) (2)	27,170	24,910	25,540	23,110
Sales of produced refined products (BPD)	27,820	24,550	26,450	23,280
Sales of refined products (BPD) (3)	29,120	25,050	27,500	23,580

Refinery utilization (4)	99.3%	97.9%	91.5%	91.4%

Average per produced barrel (5)
Net sales	$67.35	$53.39	$61.17	$48.88
Cost of products (6)	57.28	42.61	54.35	41.44

Refinery gross margin (7)	10.07	10.78	6.82	7.44
Refinery operating expenses (8)	3.86	3.76	4.08	3.93

Net operating margin	$6.21	$7.02	$2.74	$3.51

Feedstocks:
Sour crude oil	9%	5%	9%	5%
Sweet crude oil	83%	88%	81%	89%
Other feedstocks and blends	8%	7%	10%	6%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	60%	58%	60%	59%
Diesel fuels	31%	32%	28%	31%
Jet fuels	2%	2%	2%	1%
Fuel oil	6%	7%	7%	7%
LPG and other	1%	1%	3%	2%

Total	100%	100%	100%	100%

Montana Refinery
Crude charge (BPD) (1)	8,030	8,160	7,730	7,030
Refinery production (BPD) (2)	8,510	8,550	8,170	7,420
Sales of produced refined products (BPD)	8,990	8,790	7,250	6,920
Sales of refined products (BPD) (3)	9,190	8,990	7,380	7,130

Refinery utilization (4)	100.4%	102.0%	96.6%	87.9%

Average per produced barrel (5)
Net sales	$52.15	$43.29	$52.88	$42.24
Cost of products (6)	41.04	34.17	42.75	33.72

Refinery gross margin	11.11	9.12	10.13	8.52
Refinery operating expenses (8)	5.73	5.06	7.08	6.18

Net operating margin	$5.38	$4.06	$3.05	$2.34

Feedstocks:
Sour crude oil	93%	93%	93%	92%
Other feedstocks and blends	7%	7%	7%	8%

Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Montana Refinery
Sales of produced refined products:
Gasolines	39%	39%	45%	45%
Diesel fuels	17%	17%	20%	19%
Jet fuels	5%	5%	6%	6%
Asphalt	35%	35%	24%	25%
LPG and other	4%	4%	5%	5%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	105,770	106,200	104,610	100,380
Refinery production (BPD) (2)	113,430	113,460	114,590	109,270
Sales of produced refined products (BPD)	114,410	110,680	113,930	107,920
Sales of refined products (BPD) (3)	124,270	117,890	124,680	114,950

Refinery utilization (4)	97.0%	98.3%	96.0%	92.9%

Average per produced barrel (5)
Net sales	$65.06	$52.12	$60.87	$48.42
Cost of products (6)	51.27	38.56	50.17	37.34

Refinery gross margin (7)	13.79	13.56	10.70	11.08
Refinery operating expenses (8)	3.99	3.45	3.83	3.49

Net operating margin	$9.80	$10.11	$6.87	$7.59

Feedstocks:
Sour crude oil	70%	65%	71%	65%
Sweet crude oil	20%	26%	18%	25%
Other feedstocks and blends	10%	9%	11%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	56%	58%	58%
Diesel fuels	29%	27%	27%	27%
Jet fuels	4%	5%	4%	5%
Asphalt	7%	7%	6%	6%
LPG and other	4%	5%	5%	4%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity.

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

(6)	Subsequent to the formation of HEP, included in cost of products are transportation costs billed from HEP.

(7)	For comparability purposes, if amounts paid to HEP for transportation were excluded, as was the case prior to HEP’s initial public offering, the refinery gross margins for the three months and six months ended June 30, 2005 prior to the inclusion of those transportation costs were $16.76 and $13.29 for Navajo Refinery, $10.29 and $7.03 for Woods Cross Refinery, and $14.74 and $11.64 for the consolidated operations, respectively.

(8)	Represents operating expenses of our refinery, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
     Set forth below is our calculation of EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(In thousands)

Net income	$52,028	$51,007	$65,094	$64,969
Add provision for income tax	31,446	32,065	39,626	40,947
Add interest expense	2,661	751	4,205	1,706
Subtract interest income	(2,084)	(2,313)	(3,252)	(2,390)
Add depreciation, depletion and amortization	13,127	9,931	24,946	19,855

EBITDA	$97,178	$91,441	$130,619	$125,087

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
     We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statement of Income.
     Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Average per produced barrel

Navajo Refinery
Net sales	$65.73	$52.72	$61.50	$48.83
Less cost of products	50.30	37.77	49.47	36.43

Refinery gross margin	$15.43	$14.95	$12.03	$12.40

Woods Cross Refinery Net sales	$67.35	$53.39	$61.17	$48.88
Less cost of products	57.28	42.61	54.35	41.44

Refinery gross margin	$10.07	$10.78	$6.82	$7.44

Montana Refinery
Net sales	$52.15	$43.29	$52.88	$42.24
Less cost of products	41.04	34.17	42.75	33.72

Refinery gross margin	$11.11	$9.12	$10.13	$8.52

Consolidated
Net sales	$65.06	$52.12	$60.87	$48.42
Less cost of products	51.27	38.56	50.17	37.34

Refinery gross margin	$13.79	$13.56	$10.70	$11.08

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Average per produced barrel

Navajo Refinery
Refinery gross margin	$15.43	$14.95	$12.03	$12.40
Less refinery operating expenses	3.84	3.17	3.45	3.12

Net operating margin	$11.59	$11.78	$8.58	$9.28

Woods Cross Refinery
Refinery gross margin	$10.07	$10.78	$6.82	$7.44
Less refinery operating expenses	3.86	3.76	4.08	3.93

Net operating margin	$6.21	$7.02	$2.74	$3.51

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Average per produced barrel

Montana Refinery
Refinery gross margin	$11.11	$9.12	$10.13	$8.52
Less refinery operating expenses	5.73	5.06	7.08	6.18

Net operating margin	$5.38	$4.06	$3.05	$2.34

Consolidated
Refinery gross margin	$13.79	$13.56	$10.70	$11.08
Less refinery operating expenses	3.99	3.45	3.83	3.49

Net operating margin	$9.80	$10.11	$6.87	$7.59

Below are reconciliations to our Consolidated Statement of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Navajo Refinery
Average sales price per produced barrel sold	$65.73	$52.72	$61.50	$48.83
Times sales of produced refined products sold (BPD)	77,600	77,340	80,230	77,720
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$464,159	$371,040	$893,080	$690,702

Woods Cross Refinery
Average sales price per produced barrel sold	$67.35	$53.39	$61.17	$48.88
Times sales of produced refined products sold (BPD)	27,820	24,550	26,450	23,280
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$170,505	$119,276	$292,848	$207,103

Montana Refinery
Average sales price per produced barrel sold	$52.15	$43.29	$52.88	$42.24
Times sales of produced refined products sold (BPD)	8,990	8,790	7,250	6,920
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$42,663	$34,627	$69,392	$53,199

Sum of refined products sales from produced products sold from our three refineries (2)	$677,327	$524,943	$1,255,320	$951,004
Add refined product sales from purchased products and rounding (1)	62,122	37,552	124,635	67,353

Total refined products sales	739,449	562,495	1,379,955	1,018,357
Add other refining segment revenue	22,218	5,750	25,989	12,569

Total refining segment revenue	761,667	568,245	1,405,944	1,030,926
Add HEP sales and other revenue	19,521	—	36,034	—
Add corporate and other revenues	252	607	617	1,097
Subtract consolidations and eliminations	(10,144)	(117)	(19,574)	(231)

Sales and other revenues	$771,296	$568,735	$1,423,021	$1,031,792

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Average sales price per produced barrel sold	$65.06	$52.12	$60.87	$48.42
Times sales of produced refined products sold (BPD)	114,410	110,680	113,930	107,920
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$677,327	$524,943	$1,255,320	$951,004

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Navajo Refinery
Average cost of products per produced barrel sold	$50.30	$37.77	$49.47	$36.43
Times sales of produced refined products sold (BPD)	77,600	77,340	80,230	77,720
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$355,198	$265,823	$718,385	$515,304

Woods Cross Refinery
Average cost of products per produced barrel sold	$57.28	$42.61	$54.35	$41.44
Times sales of produced refined products sold (BPD)	27,820	24,550	26,450	23,280
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$145,011	$95,193	$260,198	$175,580

Montana Refinery
Average cost of products per produced barrel sold	$41.04	$34.17	$42.75	$33.72
Times sales of produced refined products sold (BPD)	8,990	8,790	7,250	6,920
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$33,574	$27,332	$56,099	$42,468

Sum of cost of products for produced products sold from our three refineries (2)	$533,783	$388,348	$1,034,682	$733,352
Add refined product costs from purchased products sold and rounding (1)	65,041	37,423	128,908	67,428

Total refined costs of products sold	598,824	425,771	1,163,590	800,780
Add other refining segment costs of products sold	16,155	—	17,012	—

Total refining segment cost of products sold	614,979	425,771	1,180,602	800,780
Subtract consolidations and eliminations	(10,144)	(117)	(19,574)	(231)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$604,835	$425,654	$1,161,028	$800,549

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Average cost of products per produced barrel sold	$51.27	$38.56	$50.17	$37.34
Times sales of produced refined products sold (BPD)	114,410	110,680	113,930	107,920
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$533,783	$388,348	$1,034,682	$733,352

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Navajo Refinery
Average refinery operating expenses per produced barrel sold	$3.84	$3.17	$3.45	$3.12
Times sales of produced refined products sold (BPD)	77,600	77,340	80,230	77,720
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$27,117	$22,310	$50,100	$44,133

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$3.86	$3.76	$4.08	$3.93
Times sales of produced refined products sold (BPD)	27,820	24,550	26,450	23,280
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$9,772	$8,400	$19,533	$16,651

Montana Refinery
Average refinery operating expenses per produced barrel sold	$5.73	$5.06	$7.08	$6.18
Times sales of produced refined products sold (BPD)	8,990	8,790	7,250	6,920
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$4,688	$4,047	$9,291	$7,783

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$41,577	$34,757	$78,924	$68,567
Add other refining segment operating expenses and rounding	2,322	5,086	4,191	9,907

Total refining segment operating expenses	43,899	39,843	83,115	78,474
Add HEP operating expenses	6,448	—	11,836	—
Add corporate and other costs	—	92	—	133

Operating expenses (exclusive of depreciation, depletion and amortization)	$50,347	$39,935	$94,951	$78,607

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Average refinery operating expenses per produced barrel sold	$3.99	$3.45	$3.83	$3.49
Times sales of produced refined products sold (BPD)	114,410	110,680	113,930	107,920
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$41,577	$34,757	$78,924	$68,567

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Navajo Refinery
Net operating margin per produced barrel	$11.59	$11.78	$8.58	$9.28
Add average refinery operating expenses per produced barrel	3.84	3.17	3.45	3.12

Refinery gross margin per produced barrel	15.43	14.95	12.03	12.40
Add average cost of products per produced barrel sold	50.30	37.77	49.47	36.43

Average net sales per produced barrel sold	$65.73	$52.72	$61.50	$48.83
Times sales of produced refined products sold (BPD)	77,600	77,340	80,230	77,720
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$464,159	$371,040	$893,080	$690,702

Woods Cross Refinery
Net operating margin per produced barrel	$6.21	$7.02	$2.74	$3.51
Add average refinery operating expenses per produced barrel	3.86	3.76	4.08	3.93

Refinery gross margin per produced barrel	10.07	10.78	6.82	7.44
Add average cost of products per produced barrel sold	57.28	42.61	54.35	41.44

Average net sales per produced barrel sold	$67.35	$53.39	$61.17	$48.88
Times sales of produced refined products sold (BPD)	27,820	24,550	26,450	23,280
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$170,505	$119,276	$292,848	$207,103

Montana Refinery
Net operating margin per produced barrel	$5.38	$4.06	$3.05	$2.34
Add average refinery operating expenses per produced barrel	5.73	5.06	7.08	6.18

Refinery gross margin per produced barrel	11.11	9.12	10.13	8.52
Add average cost of products per produced barrel sold	41.04	34.17	42.75	33.72

Average net sales per produced barrel sold	$52.15	$43.29	$52.88	$42.24
Times sales of produced refined products sold (BPD)	8,990	8,790	7,250	6,920
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$42,663	$34,627	$69,392	$53,199

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Sum of refined product sales from produced products sold from our three refineries (2)	$677,327	$524,943	$1,255,320	$951,004
Add refined product sales from purchased products and rounding (1)	62,122	37,552	124,635	67,353

Total refining product sales	739,449	562,495	1,379,955	1,018,357
Add other refining segment revenue	22,218	5,750	25,989	12,569

Total refining segment revenue	761,667	568,245	1,405,944	1,030,926
Add HEP sales and other revenue	19,521	—	36,034	—
Add corporate and other revenues	252	607	617	1,097
Subtract consolidations and eliminations	(10,144)	(117)	(19,574)	(231)

Sales and other revenues	$771,296	$568,735	$1,423,021	$1,031,792

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net operating margin per produced barrel	$9.80	$10.11	$6.87	$7.59
Average refinery operating expenses per produced barrel	3.99	3.45	3.83	3.49

Refinery gross margin per produced barrel	13.79	13.56	10.70	11.08
Add average cost of products per produced barrel sold	51.27	38.56	50.17	37.34

Average net sales per produced barrel sold	$65.06	$52.12	$60.87	$48.42
Times sales of produced refined products sold (BPD)	114,410	110,680	113,930	107,920
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$677,327	$524,943	$1,255,320	$951,004

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555